SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 28, 2004

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

GEORGIA	001-03506	93-0432081

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA	30303

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(404) 652-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

Georgia-Pacific Corporation and KoCell, LLC, a wholly-owned subsidiary of Koch Industries, Inc. ("Koch") signed a letter of intent, dated as of January 28, 2004, attached hereto as Exhibit 99.1, for Koch to acquire the Company's non-integrated fluff and market pulp operations. The letter of intent is hereby incorporated herein by this reference.

Attached hereto as Exhibit 99.2 is a press release issued by Georgia-Pacific Corporation on January 29, 2004, which press release is hereby incorporated herein by this reference.

Certain statements contained in the press release, including statements regarding the anticipated transaction with Koch, are forward-looking statements (as such term is defined under the federal securities laws), are based on current expectations and assumptions and are subject to risks and uncertainties, many of which are outside the control of Georgia-Pacific. Actual results could differ materially as a result of many factors, including, but not limited to, the inability of the parties to agree upon the terms of definitive transaction documents, to secure any required approvals or consents or otherwise to complete the transaction in a timely manner, and other factors listed in Georgia-Pacific Corporation's Securities and Exchange Commission filings, including its report on Form 10-Q for the fiscal quarter ended Sept. 27, 2003 and its report on Form 10-K for the fiscal year ended December 28, 2002.

Item 7.	Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Letter of Intent, dated as of January 28, 2004, between Georgia-Pacific Corporation and a subsidiary of Koch Industries, Inc.

	99.2	Press release issued by Georgia-Pacific Corporation on January 29, 2004 regarding the signing of a letter of intent with a subsidiary of Koch Industries, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 29, 2004

GEORGIA-PACIFIC CORPORATION

		By:	/s/ Kenneth F. Khoury

		Name:	Kenneth F. Khoury
		Title:	Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

99.1	Letter of Intent, dated as of January 28, 2004, between Georgia-Pacific Corporation and a subsidiary of Koch Industries, Inc.

99.2	Press release issued by Georgia-Pacific Corporation on January 29, 2004 regarding the signing of a letter of intent with a subsidiary of Koch Industries, Inc.